GENERIC REGISTERED TELEPHONE PROXY VOTING SERVICE DIALOGUE 1-800-690-6903

DIALOGUE  TYPE OF
NUMBER    DIALOGUE  DIALOGUE
--------  --------  --------

1)      Greeting 1  Hello.  Thank you for calling the  Telephone  Proxy  Voting
                    Service.
                    - Go to dialogue #2.

2)      Greeting 2  Press one  if you  are calling from a  touch-tone phone and have your Proxy Form in front of you.

                    Enter '1'
                    - Go to dialogue #3.

                    Enter INVALID response. "Please call back when you have your Proxy Form. Thank you for calling the Telephone Proxy Voting Service. This concludes your transaction."
                    - Disconnect.

                    *When an INVALID RESPONSE of more than 1 digit is entered, the caller is disconnected without a message.

                    Enter NOTHING. "Please call back when you have your Proxy Form. Thank you for calling the Proxy Voting Service. This concludes your transaction."
                    - Disconnect.

3)      Let's Begin Let's Begin.
                    - Go to dialogue #4.

4)      Enter CN    Please enter the twelve digit Control Number located on the
                    Proxy Ballot.
                    Enter 12 VALID Control Number digits during or after dialogue #'s 3 & 4.
                    - Go to dialogue #5.

                    Enter 12 INVALID Control Number digits during or after dialogue #s 3 & 4. "Sorry, your Control Number is invalid."
                    - Go to dialogue #4.
                         -A third INVALID attempt triggers the 'Sorry Problems' message and disconnects-.

                    Enter 1 to 11 INVALID digits/characters during or after dialogue #s 3 & 4. "Sorry, your input was invalid."
                    - Go to dialogue #4.
                         -A third attempt triggers the 'Sorry Problems' message and disconnects-.

                    Enter NOTHING. "I have not received your response". OR "Sorry, your input was invalid."
                    - Go to dialogue #4
                         -A third NO RESPONSE triggers the 'Sorry Problems' message and disconnects-.

5)      Thank You   Thank You.
                    When vote is in advance of the meeting date...
                    - Go to dialogue #6.
                    or
                    When  vote is  on the day  of or passed the meeting date...
                    "Your vote cannot be accepted. It is the day of the meeting or the vote is late."
                    - Go to dialogue #4.

6)      Accept      If you elect to vote as the Board of  Directors recommends,
        Default     press one.  If you elect to vote on directors and proposals individually, press two.

                    Enter '1'.
                    - Go to dialogue #24.

                    Enter '2'.
                    - Go to dialogue #7.

                    Enter NOTHING or an INVALID response. "I have not received your response." OR "Sorry, your input was invalid."
                    - Go to dialogue #6.
                         -A third NO RESPONSE or  INVALID RESPONSE triggers the
                          'Sorry Problems' message and disconnects-.

DIALOGUES NUMBERED 7 THROUGH 15 AND 19 ARE ONLY REACHED WHEN THERE ARE NOMINEES TO VOTE ON-AND CALLER ELECTS TO VOTE ON DIRECTORS AND PROPOSALS INDIVIDUALLY.

7)      Nominee     (1)There are zero nominees for this proxy vote.
        Vote           Go to dialogue #16.
        **Dialogue
        (1) or (2)
        depending                    OR
        on whether
        there are
        Nominees    (2)If you wish to vote for all nominees, press one.
        for this       To withhold all nominees, press two.
        proxy vote     To withhold specific nominees, press three.

                    Enter '1'
                    - Go to dialogue #8.

                    Enter '2'
                    - Go to dialogue #9.

                    Enter '3'
                    - Go to dialogue #10.

                    Enter NOTHING or an INVALID response. "I have not received your response." OR "Sorry, your input was invalid."
                    - Go to dialogue #7.
                         -A  third NO RESPONSE or INVALID RESPONSE triggers the
                          'Sorry Problems' message and disconnects-.

8)      For All     You have voted for all nominees.  If this is correct, press
        Nominees    one. If this is not correct, press two.

                    Enter '1'
                    - Go to dialogue #16.

                    Enter '2'
                    - Go to dialogue #7.

                    Enter NOTHING or an INVALID response. "I have not received your response." OR "Sorry, your input was invalid."
                    - Go to dialogue #8.
                         -A third NO RESPONSE or INVALID RESPONSE  triggers the
                          'Sorry Problems' message and disconnects-.

9)     Withhold     You have voted to withhold all nominees. If this is correct,
       All Nominees press one.  If this is not correct, press two.

                    Enter '1'
                    - Go to dialogue #16.

                    Enter '2'
                    - Go to dialogue #7.

                    Enter NOTHING or an INVALID response. "I have not received your response." OR "Sorry, your input was invalid."
                    - Go to dialogue #9.
                         -A third NO RESPONSE or INVALID RESPONSE  triggers the
                          'Sorry Problems' message and disconnects-.

10)     Specific    You have chosen to withhold Specific Nominees.
        Nominee     - Go to dialogue #11.

11)     Enter       Enter the two  digit number that is in front of the name of
        Nominee     the nominee you wish to  withhold.  If  you  are  finished, enter zero zero.

                    Enter VALID two digit number between 1 and 10.
                    - Go to dialogue #12.

                    Enter VALID two digit number between 1 and 10 THAT WAS PREVIOUSLY ENTERED-THEREFORE A DUPLICATE NOMINEE NUMBER.
                    - Go to dialogue #13.

                    Enter '00'.
                    - Go to dialogue #16.

                    Enter INVALID digit(s).
                    - Go to dialogue #14.

                    Enter NOTHING.
                    - Go to dialogue #16.

12      Verify      You have entered Nominee Number.. If this is correct, press
        Nominee     one.  If this is not correct, press two.

                    Enter '1'.
                    - Go to dialogue #15.

                    Enter '2'.
                    - Go to dialogue #15.

                    Enter NOTHING or an INVALID RESPONSE. "I have not received your response." OR "Sorry, your input was invalid."
                    - Go to  dialogue #12. --(Only  "if ...correct,  press one
                    - if...not correct, press two" is repeated.)
                         -A third NO RESPONSE or INVALID RESPONSE triggers
                          'Sorry Problems' message and disconnects-.

13)     Dup         You have already selected Nominee Number...
        Nominee     - Go to dialogue #15.

14)     Invalid     Your entry was invalid.  The Nominee Number must be between
        Nominee     one and ten.
                    - Go to dialogue #15.

15)     Another     If you wish to withhold another nominee, enter the two digit
        Nominee     number that is in front of the name of the nominee you wish to withhold. If you are finished, enter zero zero.

                    Enter VALID two digit number between 1 and 10 to withhold another nominee.
                    - Go to dialogue #12.

                    Enter VALID two digit number between 1 and 10 THAT WAS PREVIOUSLY ENTERED - THEREFORE A DUPLICATE NOMINEE NUMBER.
                    - Go to dialogue #13.

                    Enter '00'.
                    - Go to dialogue #16.

                    Enter VALID nominee number.
                    - Go to dialogue #14.

                    Enter NOTHING.
                    - Go to dialogue #16.

16)     Proposal    Proxy Voting continues with Proposal Voting.
        Voting      - Go to dialogue #17.

17)     Proposal    We are ready to accept your vote for Proposal...
        Name        - Go to dialogue #18.

18)     Proposal    If you are voting for this proposal, press one.  If you are
        Vote        voting  against  this  proposal, press two.  If you wish to abstain, press three.

                    Enter '1', '2', '3', etc. (proposal numbers may vary) to vote on a specific proposal.
                    - Go to dialogue #17 TO VOTE ON ANOTHER PROPOSAL.
                    - Go to dialogue #19 AFTER ALL THE PROPOSALS ARE VOTED. Enter NOTHING or INVALID RESPONSE. "I have not received your response." OR "Sorry, your input was invalid."
                    - Go to dialogue #17.
                         -A third NO RESPONSE or INVALID RESPONSE triggers 'Sorry Problems' message and disconnects-.

19)     Nominee     When there are NO NOMINEES....
        Vote        - Go to dialogue #20
        Confirmation
                    When there ARE NOMINEES...
                    You have voted for all Nominees.
                                OR
                    You have voted to withhold all Nominees.
                                OR
                    You have voted to withhold Nominee...
                    - Go to dialogue #20.

20)     For         You have voted FOR Proposal...
        Proposal

21)     Against     You have voted AGAINST Proposal...
        Proposal

22)     Abstain     You have voted to ABSTAIN from Proposal...
        Proposal
                    Dialogues 20, 21, and 22 are repeated until all proposal votes are verified
                    - Go to dialogue #23.

23)     Confirm     If this  is correct, press one.  If  this  is not  correct, press two. If you would like your vote repeated to you, press three.

                    Enter  '1'. "A  vote  has  been  recorded  for  Control
                    Number......"
                    - Go to dialogue #26

                    Enter '2'.
                    - Go to dialogue #6.
                         -A  third  entry  of  this response triggers  the 'Too
                          Many Incorrect' message, followed by the 'Sorry Problems' message and disconnects-.

                    Enter '3'.
                    - Go to dialogue #19.

                    Enter NOTHING  or INVALID  RESPONSE. "I  have  not  receive
                    your  response."   OR  "Sorry, your  input  was  invalid."
                    - Go to dialogue #19, 20, 21, 22.
                         -A third  NO  RESPONSE  or  INVALID  RESPONSE triggers
                          "Sorry, Problems' message and disconnects-.

24)     Vote        You  have  elected  to  vote  as  the  Board  of  Directors
        Recommend   has recommended.
                    - Go to dialogue #25.

25)     Board       Recommended     elections  include a  vote  to approve  all
        Recommends  proposed nominees and a vote for proposals   zero one, zero
                    two, zero four. If this is correct, press one. If this is not correct, press two. If you would like your vote repeated to you, press three.

                    Enter  '1'.  "A  vote  has  been  recorded  for  Control
                    Number...."
                    - Go to dialogue #26.

                    Enter '2'.
                    - Go to dialogue #6.
                         -A third  entry of  this  response  triggers  the 'Too
                          Many Incorrects' message, followed by the 'Sorry Problems' message and disconnects-.

                    Enter '3'.
                    - Go to dialogue #24.

                    Enter NOTHING or an INVALID RESPONSE. "I have not received your response." OR "Sorry, your input was invalid."
                    - Go to dialogue #24.
                         -A third  NO  RESPONSE  or  INVALID  RESPONSE triggers
                          'Sorry Problems' message and disconnects-.

26)     Conclude    If this concludes your  business, press  one.  If you would
        Business    like to vote for another Proxy Election, press two.

                    Enter '1'.
                    - Go to dialogue #27.

                    Enter '2'.
                    - Go to dialogue #27.

                    Enter NOTHING or INVALID response. "I have not received your response." OR "Sorry, your input was invalid."
                    - Go to dialogue #26.
                         -A third NO  RESPONSE  or  INVALID  RESPONSE  triggers
                          'Sorry Problems' message and disconnects-.

27)     Record      All of  your votes  have been  recorded  by  the  Telephone
        Votes       Proxy  Voting  Service.  Do  not  mail in your  proxy card.
                    Keep it as a record of your vote.
                    - Go to dialogue #4 - IF VOTING FOR ANOTHER PROXY ELECTION based on voter's response to dialogue #26.
                    - Go to dialogue #28 - IF  NOT  VOTING  FOR  ANOTHER  PROXY
                    ELECTION  based on voter's response to dialogue #26.

28)     Thank       Thank  you for calling the Telephone Proxy  Voting Service.
        You         This concludes your transaction.
                    - Disconnects

STANDARD DIALOGUES REPEATED UNDER VARIOUS CONDITIONS

The dialogue below are spoken under various circumstances. Generally, the "Sorry Problems" dialogue is repeated on the third attempt to get valid information.

TYPE OF
INSTRUCTION         DIALOGUE
-----------         --------
Sorry Problems      We are  sorry you  are experiencing  problems entering your vote.  Please call later and try again.

                    -NOTE
                    The "Sorry Problems" dialogue is generally repeated after any combination of three INVALID RESPONSES OR NON RESPONSES to a set of dialogues. This is followed by a disconnection.

Too Many            You have made too many incorrect entries.  Please call back
Incorrects          when you have the correct information.

                    -NOTE
                    The "Too Many Incorrects"  dialogue  is generally  repeated
                    when  there   are  several   changes  and  inconsistencies
                    responding to a set of dialogues. This is followed by the "Sorry Problems" dialogue and a disconnection.

Invalid Input       Sorry, your input was invalid.

Pause .5 [500 ms of silence] (Amount of pause time permitted between caller's vote and continuation of telephone dialogue.